Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 24, 2024, by and between Entrada Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

RECITALS

A. The Investors wish to purchase, severally and not jointly, from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement and pursuant to an effective registration statement under the 1933 Act (as defined below), (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and/or (ii) pre-funded warrants to purchase shares of Common Stock, in the form attached hereto as Exhibit B (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”); and

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.

“Agreement” has the meaning set forth in the first paragraph.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Bylaws” means the Amended and Restated By-laws of the Company, as in effect of the date hereof.

“Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, as in effect on the date hereof.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company’s Knowledge” means the knowledge, after due inquiry, of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Confidential Data” has the meaning set forth in Section 4.32.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Date” has the meaning set forth in Section 7.1.

“Disclosure Documents” has the meaning set forth in Section 7.1.

“EDGAR system” has the meaning set forth in Section 4.9.

“Environmental Laws” has the meaning set forth in Section 4.15.

“GAAP” has the meaning set forth in Section 4.17.

“Indemnified Parties” has the meaning set forth in Section 8.2.

“Intellectual Property” has the meaning set forth in Section 4.14.

“Investor” has the meaning set forth in the first paragraph.

“IT Systems” has the meaning set forth in Section 4.32.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents, except that for purposes of Section 6.1(i) of this Agreement, in no event shall a change in the market price of the Common Stock alone constitute a “Material Adverse Effect.”

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Global Market.

“Per Share Purchase Price” equals $14.85.

“Per Warrant Purchase Price” equals $14.8499.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Personal Data” has the meaning set forth in Section 4.32.

“Placement Securities” means the Shares and the Pre-Funded Warrants.

“Pre-Funded Warrants” has the meaning set forth in the recitals to this Agreement.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Market.

“Privacy Laws” has the meaning set forth in Section 4.33.

“Privacy Statements” has the meaning set forth in Section 4.33.

“Process” or “Processing” has the meaning set forth in Section 4.33.

“Prospectus” means the prospectus included in the Registration Statement, at the time it was declared effective by the SEC.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the 1933 Act that is filed with the SEC and delivered by the Company to each Investor prior to Closing.

“Registration Statement” means the effective registration statement with SEC file No. 333-268099 which registers the sale of the Shares, the Pre-Funded Warrants and the Warrant Shares.

“Regulatory Authorities” has the meaning set forth in Section 4.29.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.8.

“Securities” means the Shares, the Pre-Funded Warrants and the Warrant Shares.

“Shares” means the shares of Common Stock issued or issuable to each Investor pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Pre-Funded Warrants and the Prospectus Supplement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Placement Securities. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will purchase, severally and not jointly, (i) the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares of Common Stock Purchased” on Exhibit A attached hereto at the Per Share Purchase Price and/or (ii) a Pre-Funded Warrant to purchase the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Pre-Funded Warrant Purchased” on Exhibit A attached hereto at the Per Warrant Purchase Price. The Pre-Funded Warrants shall have an exercise price equal to $0.0001 per Warrant Share.

3. Closing.

3.1. Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Placement Securities (the “Closing”) shall occur remotely via exchange of documents and signatures at a time (the “Closing Date”) to be agreed to by the Company and the Investors but (i) in no event earlier than the first Trading Day after the date hereof and (ii) in no event later than the third Trading Day after the date hereof.

3.2. On or before the Closing Date and subject to the last sentence of this Section 3.2, each Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company on or prior to the Closing Date, (i) an amount equal to the purchase price to be paid by the Investor for the Shares to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Shares of Common Stock Purchased” on Exhibit A attached hereto and/or (ii) an amount equal to the purchase price to be paid by the Investor for the Pre-Funded Warrant to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Pre-Funded Warrant Purchased” on Exhibit A attached hereto. Notwithstanding anything in this Agreement to the contrary and as may be agreed to among the Company and one or more Investors, an Investor shall not be required to wire its purchase price as set forth on Exhibit A until it confirms receipt of a book-entry statement or other evidence acceptable to the Investor from the Company’s transfer agent evidencing the issuance of the Placement Securities to such Investor on and as of the Closing Date.

3.3. At the Closing, the Company shall (i) issue, or cause the Company’s transfer agent to issue, to each Investor through the facilities of the Depository Trust Company’s Deposit and Withdrawal at Custodian (DWAC) system in accordance with the instructions for such Investor set forth on Exhibit A attached hereto the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares of Common Stock Purchased” on Exhibit A attached hereto and (ii) deliver or cause to be delivered to each Investor (or its custodian in accordance with such Investor’s instructions) a Pre-Funded Warrant, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), to purchase up to the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Pre-Funded Warrant Purchased” on Exhibit A attached hereto.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

4.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. For purposes of these representations and warranties, the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

4.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3. Capitalization. The Company is authorized under its Certificate of Incorporation to issue 150,000,000 shares of Common Stock and 10,000,000 shares of undesignated Preferred Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Placement Securities. Except for stock options and restricted stock units approved pursuant to the Company stock-based compensation plans described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.

The issuance and sale of the Placement Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4. Valid Issuance; Registration. The Shares and Pre-Funded Warrants have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and, in the case of the Pre-Funded Warrants, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Pre-Funded Warrants, in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable. The Shares and, in the case of the Warrant Shares, upon exercise of the Pre-Funded Warrants in accordance with their terms, including the payment of any exercise price therefor, will be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer imposed by applicable securities laws. The Company has prepared and filed the Registration Statement in conformity with the requirements of the 1933 Act, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the 1933 Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the Company’s Knowledge, are threatened in writing by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any post-effective amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is eligible to use Form S-3 under the 1933 Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3.

4.5. Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Placement Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, (ii) post-sale filings pursuant to applicable state and federal securities laws, (iii) filings pursuant to the rules and regulations of Nasdaq, each of which the Company has filed or undertakes to file within the applicable time and (iv) requisite consent of any Persons that the Company has obtained in connection with the transactions contemplated hereby. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt the issuance and sale of the Placement Securities and the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Placement Securities and the ownership, disposition or voting of the Warrant Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6. Use of Proceeds. The net proceeds of the sale of the Placement Securities hereunder shall be used by the Company for working capital and general corporate purposes.

4.7. No Material Adverse Change. Since March 31, 2024, except as identified and described in the SEC Filings, there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(vi) any change or amendment to the Certificate of Incorporation, except for the Certificate of Amendment to the Certificate of Incorporation filed by the Company with the Secretary of State of the State of Delaware on June 13, 2024, or Bylaws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii) any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company;

(viii) any material transaction entered into by the Company other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or

(x) any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.8. SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder.

4.9. No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Placement Securities in accordance with the provisions thereof will not, except (solely in the case of clauses (i)(b) and (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Certificate of Incorporation or the Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, or any of its assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section 4.9 does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations and labor matters, which are the subject of Section 4.13, or environmental matters, which are the subject of Section 4.15.

4.10. Tax Matters. The Company has timely prepared and filed all material tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by it. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority. All material taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

4.11. Title to Properties. The Company has good and marketable title to all real properties and all other material properties and assets owned by it, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company holds any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.12. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

4.13. Labor Matters.

(i) The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, the Company has not violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(ii) No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent.

4.14. Intellectual Property. The Company owns, possesses, licenses or has other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business in all material respects as now conducted or as proposed in the SEC Filings to be conducted; and (i) there are no rights of third parties to any such Intellectual Property, including no liens, security interests or other encumbrances; (ii) to the Company’s Knowledge, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (iv) such Intellectual Property that is described in the SEC Filings has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned or licensed by the Company, including interferences, oppositions, reexaminations or government proceedings; (vi) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (vii) to the Company’s Knowledge, each Company employee involved with the development of Intellectual Property has entered into an invention assignment agreement with the Company.

4.15. Environmental Matters. To the Company’s Knowledge, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Laws onto any real property that it owns or operates and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.16. Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may reasonably be expected to become a party or to which any property of the Company is or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.17. Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.18. Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.19. Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

4.20. Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.20 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

4.21. No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

4.22. Intentionally Omitted.

4.23. Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of its current or former directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company in connection with its business: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (iv) made any false or fictitious entries on the books and records of the Company; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.24. Transactions with Affiliates. None of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options, restricted stock units, warrants and/or restricted stock, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.25. Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

4.26. Disclosures. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

4.27. Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Placement Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).

4.28. Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.29. Tests and Preclinical and Clinical Trials. (i) The preclinical studies and clinical trials conducted by or, to the Company’s Knowledge, on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the SEC Filings, or the results of which are referred to in the SEC Filings, as applicable, were, and if still pending are, being conducted in all material respects in accordance with all applicable statutes and all applicable rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; (ii) the descriptions in the SEC Filings of the results of such studies and trials are accurate and complete descriptions in all material respects; (iii) to the Company’s Knowledge, there are no other studies or trials not described in the SEC Filings, the results of which the Company believes are inconsistent with or reasonably call into question the results described or referred to in the SEC Filings; (iv) the Company has operated at all times and is currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) except as otherwise described in the SEC Filings, the Company has not received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the SEC Filings or the results of which are referred to in the SEC Filings, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s Knowledge, there are no reasonable grounds for the same.

4.30. Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

4.31. Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, and its officers, directors or employees, and, to the Company’s Knowledge, its agents, are and have at all times been in compliance with and their participation in the offering will not violate: (i) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (ii) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

4.32. Cybersecurity. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, and, to the Company’s Knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company has implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means any information that would qualify as “personal data,” “personal information,” “protected health information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

4.33. Compliance with Data Privacy Laws. The Company is in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, the EU General Data Protection Regulation (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company has in place, comply with, and take all commercially reasonable steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the Processing of Personal Data (the “Privacy Statements”). The Company has, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. To the Company’s Knowledge, none of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

4.34. No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Investor to purchase Placement Securities on terms more favorable to such Investor than as set forth herein.

4.35. Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1. Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents to which such Investor is a party and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2. Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.3. Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment. The Placement Securities are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.

5.4. Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5. Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents to which such Investor is a party. Such Investor is relying on the SEC Filings, the Company’s representations, warranties and covenants in this Agreement and on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents to which such Investor is a party, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations, warranties and covenants contained in this Agreement.

5.6. Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

5.7. Intentionally Omitted.

5.8. Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.9. Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor first communicated with the Company regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (ii) in the case of an Investor that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Investor is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.10. No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

5.11. No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.12. Residency. Such Investor’s office in which its investment decision with respect to the Securities was made is located at the address immediately below such Investor’s name on Exhibit A attached hereto or as otherwise specified below its address on Exhibit A attached hereto.

5.13. No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

6. Conditions to Closing.

6.1. Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Placement Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Placement Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Company shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Shares and the Warrant Shares.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e) The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d) and (i) of this Section 6.1.

(f) The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Placement Securities, the current versions of the Certificate of Incorporation and Bylaws and as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g) There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(h) The Company shall have delivered the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the 1933 Act).

(i) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2. Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Placement Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct as of the date hereof, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) Any Investor purchasing Placement Securities at the Closing shall have paid in full its purchase price to the Company.

6.3. Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company and each of the Investors to effect the Closing may be terminated:

(i) upon the mutual written consent of the Company and an Investor (solely as to itself);

(ii) by the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) by an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) by either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to the third Trading Day following the date of this Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Company.

7.1 Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date hereof (provided that, if this Agreement is signed between midnight and 9:00 a.m. (New York City time) on any Trading Day, the Company shall by no later than 9:01 a.m. on the date hereof) issue a press release and/or file with the SEC one or more Current Reports on Form 8-K (including all exhibits thereto, the “Disclosure Documents” and such date, the “Disclosure Date”) disclosing (i) all material terms of the transactions contemplated hereby and by the other Transaction Documents and attaching this Agreement and the other Transaction Documents as exhibits to such Disclosure Documents, and (ii) all material non-public information concerning the Company disclosed to the Investors. Following the Disclosure Date, no Investor shall be in possession of any material non-public information received from the Company, its subsidiaries or any of their respective officers, directors, employees or agents, and the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Investor shall have consented to the receipt of such information and agreed with the Company through the Investor’s internal or “wall cross” procedures to keep such information confidential. In addition, effective upon the filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees, affiliates or agents, on the one hand, and an Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. Notwithstanding anything in this Agreement to the contrary, the Company shall not, without the prior written consent of such Investor, publicly disclose the name of any Investor or any of its affiliates or advisers, or include the name of any Investor or any of its affiliates or advisers (i) in any press release or other public disclosure or any marketing materials or (ii) in any filing with the SEC or any regulatory agency, except with respect to clause (ii) as required by the federal securities law in connection with the filing of final Transaction Documents with the SEC or pursuant to other routine proceedings of regulatory authorities or to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Global Market, and, in each such case, the Company shall provide the Investor with prior notice of and an opportunity to review such disclosure.

7.2. Furnishing of Information. Until the time that no Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act, provided that the Company is then subject to the reporting requirements of the 1934 Act.

7.3. [Intentionally Omitted].

7.4. Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of its Trading Market.

7.5. Subsequent Equity Sales. From the date hereof until thirty (30) days after the Closing Date, the Company shall not (A) issue shares of Common Stock or Common Stock Equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (C) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 7.5 shall not apply to (i) the issuance of the Securities hereunder, (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date hereof or outstanding pursuant to clause (iii) below, (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), or (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan.

8. Survival and Indemnification.

8.1. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.2. Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (the “Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result or arising out of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

8.3. Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

9. Miscellaneous.

9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Securities” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete facsimile transmittal or confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Entrada Therapeutics, Inc.

One Design Center Place

Suite 17-500

Boston, MA 02210

Attention: Dipal Doshi

With a copy (which will not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Kingsley L. Taft; Sarah Ashfaq

If to the Investors:

Only to the addresses set forth on the signature pages hereto.

9.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated, except that the Company has agreed to reimburse the Investors in an aggregate amount of up to $100,000 for Investors’ reasonable and documented legal fees at the time of Closing.

9.6. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party.

9.7. Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

9.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9. Entire Agreement. This Agreement, including the signature pages and Exhibits, and the other Transaction Documents between the Company and each Investor constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

9.12. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Placement Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

ENTRADA Therapeutics, inc.

By:	/s/ Dipal Doshi
Name:	Dipal Doshi
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

investor

By:
Name:
Title:

EXHIBIT A

Schedule of Investors

EXHIBIT B

Form of Pre-Funded Warrant